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                                                                   Exhibit 10.1A

                        INCENTIVE STOCK OPTION AGREEMENT

                        UNDER THE PRIMIX SOLUTIONS, INC.
                                 1995 STOCK PLAN

      Pursuant to the Primix Solutions Inc. 1995 Stock Plan, as amended through the date hereof (the "Plan"), Primix Solutions Inc. (the "Company") hereby grants to the Optionee named in Exhibit A attached hereto an option (the "Stock Option") to purchase on or prior to the Expiration Date specified in Exhibit A all or part of the number of shares ("Option Shares") of Common Stock, par value $.001 per share (the "Stock"), of the Company specified in Exhibit A at the Option Exercise Price per Share specified in Exhibit A subject to the terms and conditions set forth herein and in the Plan.

      1. Vesting Schedule. No portion of this Stock Option may be exercised until such portion shall have vested. Except as set forth below, and subject to the discretion of the Committee (as defined in paragraph 2 of the Plan) to accelerate the vesting schedule hereunder, for so long as the Optionee is a director of, or employed as an employee or officer of, or retained to render services as a consultant of, the Company or a Related Corporation, this Stock Option shall vest in accordance with the vesting schedule specified in Exhibit A.

      Unless alternate provisions are made, this Stock Option will terminate upon the occurrence of (i) the dissolution or liquidation of the Company, (ii) a merger, consolidation or other business combination in which the Company is acquired by another entity (other than a holding company formed by the Company) or in which the Company is not the surviving entity ("Acquisition") or (iii) the sale of all or substantially all of the assets of the Company to another entity ("Sale"). In the event of a termination due to an Acquisition or Sale, such portions of this Stock Option which have vested plus such additional portions which by their terms vest upon an Acquisition or Sale, shall be exercisable for at least fifteen (15) days prior to the date of such termination.

      2. Manner of Exercise.

            (a) The Optionee may exercise this Stock Option only in the following manner: from time to time on or prior to the Expiration Date of this Stock Option, the Optionee may give written notice to the Company of his or her election to purchase some or all of the vested Option Shares purchasable at the time of such notice. This notice shall specify the number of Option Shares to be purchased.

      Payment of the purchase price for the Option Shares may be made by one or more of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) by the Optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the Stock Option purchase price, provided that in the event the Optionee chooses to pay the Stock Option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment


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procedure; or (iii) at the discretion of the Committee by any combination of (i)
and (ii) above. Payment instruments will be received subject to collection.

      The delivery of certificates representing the Option Shares will be contingent upon the Company's receipt from the Optionee of full payment for the Option Shares, as set forth above and any agreement, statement or other evidence that the Company may require to satisfy itself that the issuance of Stock to be purchased pursuant to the exercise of Stock Options under the Plan and any subsequent resale of the shares of Stock will be in compliance with applicable laws and regulations.

            (b) Certificates for shares of Stock purchased upon exercise of this Stock Option shall be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance and with the requirements hereof and of the Plan. The determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the shares of Stock to the Optionee, and the Optionee's name shall have been entered as the stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such shares of Stock.

            (c) The minimum number of shares with respect to which this Stock Option may be exercised at any one time shall be 100 shares, unless the number of shares with respect to which this Stock Option is being exercised is the total number of shares subject to exercise under this Stock Option at the time.

            (d) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof.

      3. Termination of Employment. If the Optionee's employment with the Company or a Related Corporation (as defined in the Plan) is terminated, this Stock Option shall no longer vest and the period within which to exercise the Stock Option to the extent then vested and exercisable may be subject to earlier termination as set forth below.

            (a) Termination Due to Death. If the Optionee's employment with the Company or Related Corporation terminates by reason of death, any Stock Option held by the Optionee, to the extent exercisable, may thereafter be exercised by the Optionee's personal representative or beneficiary who has acquired the Stock Option by will or by the laws of descent and distribution for a period of 360 days from the date of death or until the Expiration Date, if earlier.

            (b) Termination Due to Disability. If the Optionee's employment with the Company or Related Corporation terminates by reason of disability (as defined in Paragraph 10


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of the Plan), any Stock Option held by the Optionee shall become fully exercisable and may thereafter be exercised by the Optionee for a period of 360 days from the date of termination or until the Expiration Date, if earlier.

            (c) Termination of Employment. If the Optionee's employment with the Company or Related Corporation terminates for any reason other than death or disability (as defined in paragraph 10 of the Plan), and unless otherwise determined by the Committee, any Stock Option held by the Optionee may be exercised, to the extent exercisable on the date of termination, for a period of fifteen (15) days from the date of termination or until the Expiration Date, if earlier. Any Stock Option that is not exercisable at such time shall terminate immediately and be of no further force or effect.

      4. Incorporation of Plan. Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by the general terms and conditions of the Plan. Capitalized terms in this Agreement shall have the meaning specified in the Plan, unless a different meaning is specified herein or in Exhibit A attached hereto and incorporated herein.

      5. Transferability. This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option is exercisable, during the Optionee's lifetime, only by the Optionee, and thereafter, only by the Optionee's personal representative or beneficiary.

      6. Status of the Stock Option. This Stock Option is intended to qualify as an "Incentive Stock Option" under Section 422 of the Code, but the Company does not represent or warrant that this Stock Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Stock Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements. If the Optionee intends to dispose or does dispose (whether by sale, gift, transfer or otherwise) of any Option Shares within the one-year period beginning on the date after the transfer of such shares to him or her, or within the two-year period beginning on the day after the grant of this Stock Option, he or she will notify the Company within 30 days after such disposition.

      7. Miscellaneous.

            (a) Notice hereunder shall be given to the Company at its principal place of business, and shall be given to the Optionee at the address set forth below, or in either case at such other address as one party may subsequently furnish to the other party in writing.

            (b) This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Related Corporation.

            (c) Pursuant to paragraph 16 of the Plan, the Committee may at any time


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amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

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            EXECUTED as of the date set forth below.

                                         PRIMIX SOLUTIONS INC.

Dated:                                   By:
      --------------------------             -----------------------------------
                                             Name:
                                             Title:

The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:
      --------------------------         ---------------------------------------
                                         Optionee's Signature

                                         Optionee's Name:
                                                         -----------------------

                                         Optionee's Address:

                                         ---------------------------------------

                                         ---------------------------------------


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                              Primix Solutions Inc.

               Incentive Stock Option Agreement (1995 Stock Plan)

                                    Exhibit A

Optionee:                           _____________________

Option Grant Date:                  _____________________

Option Shares:                      _____________________

Option Exercise Price per Share:    $____________________

Expiration Date:                    Ten (10) years from Option Grant Date

Vesting: For so long as the Optionee is a director of, or employed as an employee or officer of, or retained to render services as a consultant of, Primix Solutions Inc. or a Related Corporation (as defined in the 1995 Stock Plan), this Stock Option shall vest over four years as follows: (i) 25% of the Option Shares shall vest on the 1st anniversary of the Option Grant Date; and
                                    (ii) 1/16th of the Option Shares shall vest quarterly thereafter.

      This Exhibit A is made a part of, and is subject to the terms and conditions of, the Incentive Stock Option Agreement dated as of the Option Grant Date set forth above between Primix Solutions Inc. and the Optionee signing below.

      By signing below, the parties acknowledge and agree to the foregoing terms and conditions as of the Option Grant Date set forth above.

PRIMIX SOLUTIONS INC.                          OPTIONEE

By: ____________________________               _________________________________
    Name:                                      Name:
    Title:


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